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                                                                    EXHIBIT 10.1


                            SHARE EXCHANGE AGREEMENT


        This Share Exchange Agreement (hereinafter the "Agreement"), is effective as of January 17, 1997, between Flour City International, Inc., a Nevada Corporation (hereinafter "Flour City"); Hockley International Limited, a British Virgin Islands Corporation (hereinafter "Hockley"); and the shareholders of Hockley (hereinafter "Transferring Shareholders"). Flour City, Hockley and the Transferring Shareholders shall hereinafter be referred to collectively as the "Parties".


                                    RECITALS

        The Parties desire to enter into this Agreement to effectuate a stock for stock exchange in a tax-free reorganization; and

        The Transferring Shareholders represent that they own one hundred percent (100%) of the outstanding shares of the capital stock of Hockley; and

        The Transferring Shareholders desire to exchange the stock of Hockley for shares of common stock of Flour City, and Flour City desires to affect such exchange, all on the terms and conditions herein after set forth and in such manner that the exchange will constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        In consideration of the promises and mutual agreements and undertakings hereinafter set forth, the Parties do hereby adopt said plan of reorganization, and in order to consummate said plan, to hereby agree as follows:

1. Agreement. Subject to the other terms and conditions of this Agreement, set forth hereinafter, Flour City, Hockley and the Transferring Shareholders entered into this Agreement in order to effectuate a stock for stock exchange in a tax-free reorganization.

        A. Pursuant to the terms of this Agreement, the Transferring Shareholders agree to transfer one hundred percent (100%) of the issued and outstanding shares of Hockley to Flour City.

        B. Flour City agrees to issue a total of eight million (8,000,000) shares of its restricted common stock to the Transferring Shareholders.

2. Delivery of Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Flour City agrees to transfer and deliver to the Transferring Shareholders and the Transferring Shareholders agree to accept, a total of 8,000,000 shares of restricted common stock of Flour City, of which 1,200,000 shares shall be delivered to

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Gold Manor Limited; 1,200,000 shares shall be delivered to Dynamic Choices
Enterprises, Inc.; 4,800,000 shares shall be delivered to Wilson International Limited; and 800,000 shares shall be delivered to John W.Y. Tang.

        A. The Flour City shares, when issued and delivered hereunder, will not be registered under the Securities Act of 1933, as amended (the "1933 Act") and are therefore "restricted" as that term is defined in Rule 144 promulgated under the 1933 Act.

        B. The Flour City shares will contain a legend substantially to the following effect: "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

3. Consideration, Terms, and Conditions for Transfer of Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Transferring Shareholders agree to deliver to Flour City, in full consideration of and in exchange for said shares of Stock of Flour City, a total of one hundred (100) shares of common stock of Hockley representing hundred percent (100%) of the issued and outstanding shares of common stock of Hockley, to be delivered at the closing provided for herein.

4. Transferring Shareholders Responsible for Actions of Hockley. The Transferring Shareholders, as the majority and controlling shareholders of Hockley, shall act in good faith and exercise their best efforts to cause Hockley to comply with all duties and responsibilities set forth for Hockley in this Agreement.

5. Conduct of Business Prior to Closing. From the date hereof until the time of closing hereunder, the Parties covenant and agree that they shall exercise their best efforts to conduct their business in the usual and ordinary course, and Hockley shall not, without the written consent of Flour City:

        A. Purchase, acquire, sell or otherwise dispose of any property or services of any kind whatsoever, other than purchases and sales in the ordinary course of business; or

        B. Mortgage, pledge, create a security interest in or otherwise encumber any of its properties or assets; or


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        C. Make or incur any commitment or expenditure or any unusual or long-term commitment; or

        D. Declare or pay any dividend or make any other distribution to shareholders; or enter into any transaction, contract or other commitment to take any action which would constitute a material breach of the representations, warranties or agreements of the Shareholders contained herein or which would interfere with or prevent a closing provided for herein.

6. Payment of Taxes and Preservation of Goodwill. From the date hereof until the time of closing hereunder, Flour City and Hockley shall duly and timely file all reports and returns required to be filed with the United States, the State of Nevada, the British Virgin Islands, and the jurisdiction or jurisdictions in which they are doing business; promptly pay when due all foreign, federal, state and local taxes, assessments and government fees, charges, interest and penalties lawfully levied or assessed; duly observe and conform to all lawful requirements applicable to their business; preserve their business organizations intact and retain their present officers and employees; preserve the goodwill of their suppliers, customers and those having business relations with them; maintain insurance coverage now in effect on all their properties and on all properties for which they are responsible, and carry the same coverage of public liability, personal injury and property damage that is now in effect; maintain, keep and preserve all of their properties and assets in good condition and state of repair; and meet their contractual obligations and not become in default in any thereof.

7. Confidentiality of Information. Flour City agrees to treat any information which is disclosed to it by Hockley as proprietary or confidential to Hockley, and in the event the closing does not take place, all documents shall be returned to Hockley and Flour City will not make or retain copies of any documents or make use of any confidential information disclosed within the context of its business.

8. Closing. The exchange provided herein (the "Closing") shall take place at Manning, Marder & Wolfe, located at 707 Wilshire Boulevard, 45th Floor, Los Angeles, California 90017, on January 21, 1997, at 1:00 p.m. or such other date and time as may be mutually agreed upon by the parties hereto, but in no event later than seven (7) days from the date hereof, such time and date being herein referred to as the "Closing Date". At the Closing:

        A. The Transferring Shareholders shall deliver to Flour City all certificates, assignments, and other instruments which may be necessary, desirable or appropriate in order to transfer to Flour City all of the outstanding shares of stock of Hockley, all in form and substance reasonably satisfactory to Flour City; and

        B. Upon receipt of all such documents, Flour City shall issue and deliver to the Transferring Shareholders the shares of common stock as set forth in paragraph 2, above.


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9. Representations and Warranties of Transferring Shareholders. The Transferring
Shareholders represent, warrant to and agree as follows:

        A. Investment Intent. The Transferring Shareholders have acquired the shares of Flour City pursuant to this Agreement for investment and with no present intent to make any resale, assignment, transfer or hypothecation of all or any part thereof and a certificate representing such shares will bear a restrictive legend which states, in effect, that such shares have not been registered under the 1933 Act, and consequently may not be resold, assigned, transferred or hypothecated unless registered under such Act or an exemption from the registration requirement of such Act is available for any such transaction. The Transferring Shareholders further acknowledge that they are aware of the business affairs and financial condition of Flour City and the Transferring Shareholders have had ample opportunity to examine the books and records of Flour City and have had adequate opportunity to inquire and receive answers from the officers and directors regarding Flour City, the Flour City shares and the business of Flour City.

        B. Organization and Standing. Hockley is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business. Hockley has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations. Hockley has also delivered to Flour City a copy of its Memorandum and Articles of Association and all amendments thereto, and a copy of its By-Laws as amended, certified by its Secretary, which documents are complete and correct as of the date of this Agreement.

        C. Stock. The authorized capital stock of Hockley consists of fifty thousand (50,000) shares of common stock with $1.00 par value, of which one hundred (100) shares are validly issued and outstanding. All of said outstanding shares of Hockley have been duly authorized and validly issued, fully paid and are non-assessable. There are no options, warrants or other agreements or commitments which now or in the future may obligate Hockley to issue or purchase any shares of its stock or other securities.

        D. Indebtedness. Hockley is not a party to any note, loan agreement, agreement to borrow money from others or any commitment by others to lend money (collectively "Indebtedness").


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        E. Financial Statements. Hockley has delivered to Flour City an unaudited balance sheet (the "Balance Sheet") of Hockley as of October 31, 1996 (the "Balance Sheet Date") an income statement, a statement of retained earnings and a statement of cash flows for the year then ended. All of such financial statements are complete and accurately present the financial position of Hockley on the indicated dates and the results of its operations for the indicated periods. All of such statements have been prepared in accordance with generally accepted principles of accounting consistently applied. Other than those liabilities incurred in an "arms length" transaction during the ordinary course of business subsequent to the date of the Balance Sheet Date, Hockley has not incurred any liabilities, whether absolute, accrued, contingent or otherwise.

        F. Contracts and Other Commitments. Hockley has not committed any material default on any obligation to be performed by Hockley under any Material Contract nor has Hockley waived any material right under any Material Contract. For purposes of this Agreement, the term "Material Contracts" shall be defined to mean (i) all contracts outside the ordinary course of business; (ii) all contracts or commitments involving an obligation which cannot or, in reasonable probability , will not be performed or terminated with sixty (60) days from the date hereof; (iii) any bonus, incentive compensation, pension, group insurance or employee welfare plans; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; or (v) employment contracts and other contracts, agreements or commitments to or with individual employees, agents or consultants extending for a period of more than three (3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereof.

        G. Assets. At the Closing, Hockley will deliver to Flour City copies of all records, including all signatures or authorization cards, pertaining to all bank accounts of Hockley, if any.

        H. Litigation. Hockley has not engaged in or been threatened with any legal action or other proceeding before any court or administrative agency. To its knowledge Hockley has not violated any laws, regulations, or orders applicable to its business or activities.

        I. Changes in Financial Condition. Since the Balance Sheet Date there has been no material adverse change in the condition of the physical assets, capitalization, or business of Hockley, no dividend or other distribution declared, paid or made on any of the shares of Hockley's capital stock, no direct or indirect redemption, purchase or other acquisition by Hockley of any shares of its capital stock, no damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business, or prospects of Hockley, no increase in the rate of compensation


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        payable or to become payable to any officer or other employee of
        Hockley, no significant labor disturbances, and no other event or condition which materially and adversely affects the business of Hockley. Since the Balance Sheet Date, the business of Hockley has not sold or transferred any of its property or assets except in the ordinary course of business, and no contracts have been entered into by Hockley except in the ordinary course of business.

        J. Tax Returns and Liabilities. Hockley has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed pursuant to the laws, regulations, or administrative requirements of each governmental body with taxing power over it or its assets or business operations. Hockley has delivered to Flour City all such Tax Returns filed since Hockley's inception. Hockley has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by Hockley.

        K. Breaches of Contract. Neither the execution nor the delivery of this Agreement by Hockley, nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which Hockley is a party. Neither the execution nor the delivery of this Agreement by the Transferring Shareholders, nor the performance of any its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage, or other agreement under which any of them is bound, or any law or order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court having jurisdiction over the Transferring Shareholders or any of its assets or rights, or result in the creation or imposition of any lien, charge, or encumbrance of any kind whatsoever on any of such assets or rights.

        L. Title to Hockley Stock. The Transferring Shareholders represent and warrant that this Agreement has been duly executed and delivered by it and is, as to it, a valid agreement binding upon it in accordance with its terms; that the Transferring Shareholders have valid title to the validly issued, fully paid, and nonassessable shares of capital stock of Hockley set forth in Schedule A, with full right, power, and authority to transfer, sell, and deliver such shares pursuant to this Agreement; and that, upon delivery of its shares pursuant to this Agreement, Flour City will receive valid and marketable title to its shares, free and clear of all voting and other trust arrangements, liens, encumbrances, restrictions, and adverse claims, whether existing or contingent.

        M. Disclosure. No representations or warranties by Hockley in this Agreement and no statement contained in any document including, without limitation, financial

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        statements, the schedules, certificates, or other writings furnished or to be furnished to Flour City or any of its representatives pursuant to the provisions hereof or in connection with the contemplated transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered to Flour City pursuant to this Agreement are or will be true and complete copies of what they purport to be. There is no fact known to the officers, directors, or employees of Hockley unknown to Flour City on the date this Agreement that may affect or does affect in a materially adverse manner Flour City's ability to conduct the business of Hockley substantially as conducted prior to such date.

10. Representations and Warranties of Flour City. Flour City represents and warrants as follows:

        A. Organization and Standing. Flour City is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

        B. Capital Stock. The authorized capital stock of Flour City consists of twenty-five million (25,000,000) shares of common stock, $.0001 par value, of which approximately ten million (10,000,000) shares are issued and outstanding at the close of business on the effective date of this Agreement, and five million (5,000,000) shares of preferred stock, $.001 par value, of which no shares are issued and outstanding.

        C. Validity of Shares. The shares of Common Stock to be delivered by Flour City pursuant to this Agreement will, when so delivered, be validly issued, fully paid and non-assessable.

        D. Changes, Dividends. Prior to the Closing hereunder, Flour City will not split or subdivide or otherwise change or reclassify its outstanding common stock or declare or distribute any cash or stock dividend upon such common stock.

        E. Authorization of Agreement. The execution, delivery, and performance of this Agreement by Flour City have been duly authorized by its Board of Directors, and will not result in any breach, violation, or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage, or other agreement, or instrument to which it is a party.


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        F. Contracts and Other Commitments. Flour City has not committed any material default on any obligation to be performed by Flour City under any Material Contract nor has Flour City waived any material right under any Material Contract. For purposes of this Agreement, the term "Material Contracts" shall be defined to mean (i) all contracts outside the ordinary course of business; (ii) all contracts or commitments involving an obligation which cannot or, in reasonable probability, will not be performed or terminated with sixty (60) days from the date hereof; (iii) any bonus, incentive compensation, pension, group insurance or employee welfare plans; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; or (v) employment contracts and other contracts, agreements or commitments to or with individual employees, agents or consultants extending for a period of more than three (3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereof.

        G. Breaches of Contract. Neither the execution nor the delivery of this Agreement by Flour City, nor the performance of any obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which Flour City is a party which would prevent Flour City from executing and performing under this Agreement. Neither the execution nor the delivery of this Agreement by Flour City, nor the performance of any its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under an indenture, mortgage, or other agreement under which any of them is bound, or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court having jurisdiction over Flour City or any of its assets or rights, or result in the creation or imposition of any lien, charge, encumbrance of any kind whatsoever on any of such assets or rights which would prevent Flour City from executing and performing under this Agreement.

        H. Litigation. Flour City is not engaged in or threatened with any legal action or other proceeding before any court or administrative agency which would prevent Flour City from executing and performing under this Agreement. To the best of its knowledge, Flour City has not violated any laws, regulations, or order applicable to its business or activities.

11. Conditions to Obligations of Flour City. The obligations of Flour City under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent:

        A. All representations and warranties of the Transferring Shareholders and Hockley contained herein and in any certificate or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions


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        contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

        B. The Transferring Shareholders and Hockley shall have performed and complied with all of the terms, covenants, and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date.

        C. The Transferring Shareholders shall have taken all necessary action to authorize the execution and performance of this Agreement and shall have delivered to Flour City true and complete copies, certified by the Secretary, of resolutions of the Board of Directors evidencing such action.

        D. One hundred percent (100%) of the issued and outstanding shares of Hockley common stock, which are to be delivered on the Closing Date to Flour City in accordance with the terms hereof shall be so delivered.

        E. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

        F. All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents mentioned in this Paragraph or incident to any such transaction shall be reasonably satisfactory in form and substance to Flour City and to its counsel.

The conditions contained in this Paragraph are included for the benefit of Flour City and, without constituting a waiver of any of its rights hereunder, may be waived, in whole or in part, by Flour City.

12. Conditions to Obligations of the Transferring Shareholders. The obligations of the Transferring Shareholders under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

        A. All representations and warranties of Flour City contained herein and in any certificate or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

        B. Flour City shall have performed and complied with all of the terms, covenants, and conditions of this Agreement to be performed or complied with by it, on or before the Closing Date.


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        C. The Board of Directors of Flour City shall have taken all necessary action to authorize the execution and performance of this Agreement, including the issuance and delivery of shares of common stock of Flour City to the Transferring Shareholders in accordance with this Agreement, and Flour City shall have delivered to the Transferring Shareholders true and complete copies, certified by the Secretary, of resolutions of the Board of Directors evidencing such action.

        D. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

        E. All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents mentioned in this Paragraph or incident to any such transaction shall be reasonably satisfactory in form and substance to the Transferring Shareholders and their counsel.

The conditions contained in this Paragraph are included for the benefit of the Transferring Shareholders and, without constituting a waiver of any of their rights hereunder, may be waived, in whole or in part, by the Transferring Shareholders.

13.     Certain Covenants Prior to Closing.

        A. The Transferring Shareholders will use their best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in this Agreement and to authorize and consummate, and cause Hockley to authorize and consummate, all of the transactions herein contemplated.

        B. Flour City will use its best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in this Agreement and to authorize and consummate all of the transactions contemplated herein.

        C. Between the date of this Agreement and the Closing Date, Hockley shall (a) give Flour City and its authorized representatives full access to the books and records of Hockley (and permit Flour City to make copies thereof), (b) permit Flour City to make inspections thereof, and
        (c) cause its officers and its advisors (including without limitation its auditors, attorneys, financial advisors and other consultants) to furnish Flour City with such financial and operating data and other information with respect to the business and properties of Hockley, and to discuss with Flour City and its authorized representatives the affairs of Hockley, all as Flour City may from time to time reasonably request.


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        D. Between the date of this Agreement and the Closing Date, Hockley shall give notice to Flour City promptly upon Hockley becoming aware of any (a) inaccuracy of a representation or warranty set forth herein, or in any document provided to Flour City hereunder, or (b) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation or warranty to be inaccurate, any such notice shall describe such inaccuracy, event or state of facts in reasonable detail.

        E. Between the date of this Agreement and the Closing Date, Hockley shall cause (a) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of Hockley to be delivered to Flour City at the same time and (b) copies of the minutes of meetings of, and actions taken without a meeting of the Board of Directors (or any committee thereof) of Hockley to be delivered to Flour City promptly after the preparation thereof.

        F. The Transferring Shareholders and Hockley shall comply with the intent and all requirements of this Agreement and cooperate with all parties as they may reasonably request in connection with the provisions of this Agreement.

14.     Survival of Representations and Warranties; Indemnification

        A. Survival. All representations, warranties, and agreements contained in this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto; however, a party shall have no liability with respect to a representation and warranty, or an agreement to be performed or complied with prior to the Closing Date, to the extent that the inaccuracy of such representation and warranty or the failure to perform and comply with such agreement was not intentional and was disclosed in another document delivered pursuant to this Agreement.

        B. Indemnification by Hockley. Hockley and the Transferring Shareholders, jointly and severally, shall indemnify and hold harmless Flour City, and shall reimburse Flour City for any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorney's fees) or diminution of value (collectively "Damages") arising from or in connection with (a) any inaccuracy in any of the representations or warranties of Hockley or the Transferring Shareholders in this Agreement, or any actions, omissions or statement of facts inconsistent with any such representation or warranty, (b) any failure by Hockley or the Transferring Shareholders to perform or comply with any covenant, representation or agreement in this Agreement, or (c) any claim by any person for


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        brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Hockley or the Transferring Shareholders (or any person acting on their behalf) in connection with any of the contemplated transactions.

        C. Indemnification by Flour City. Flour City shall indemnify and hold harmless Hockley and the Transferring Shareholders, and shall reimburse said parties for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations or warranties of Flour City in this Agreement, or any actions, omissions or statement of facts inconsistent with any such representation or warranty, (b) any failure by Flour City to perform or comply with any covenant, representation or agreement in this Agreement, (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Flour City (or any person acting on their behalf) in connection with any of the contemplated transactions.

        D. Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent, which shall not be unreasonably withheld unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made again the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any action and it does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying


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
        party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without is consent, which shall not be unreasonably withheld.

15.     Further Assurances

        A. At the request of Flour City, and without further consideration, Hockley and the Transferring Shareholders will execute and deliver such additional instruments of transfer and will take such other actions as Flour City reasonably requests in order to more effectively transfer to Flour City full ownership and control of Hockley and all Hockley assets and properties.

        B. At the request of the Transferring Shareholders, and without further consideration, Flour City will execute and deliver such additional instruments and will take such other actions as may be reasonably requested in order to more effectively carry out the transaction contemplated hereby.

16. Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution, and delivery of this Agreement and the performance of its obligations hereunder.

17.     Other Matters

        A. No Other Agreements. All terms and conditions of this Agreement are set forth herein, and there are no warranties, agreements, or understandings, express or implied, except those expressly set forth herein.

        B. Binding Agreement. This Agreement is a legal obligation and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights and general equitable principles. This Agreement is not intended to confer upon any person other than the parties hereto any rights and remedies hereunder.

        C. Amendment. This Agreement may not be supplemented, modified, or amended except by mutual agreement in writing signed by the parties hereto.

        D. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed properly served if personally delivered or five (5) days after same is deposited in the United States Mail, registered or certified and postage prepaid, and properly addressed as follows:

           1. To Gold Manor Limited: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

           2. To Dynamic Choice Enterprises, Inc.: Wickhams Cay, Road Town, Tortola, British Virgin Islands.

           3. To Wilson International Ltd.:P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

           4. To John W.Y. Tang: Suite 1301, Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong.

           5.   To Flour City: 915 Riverview Drive, Johnson City, TN 37601.

            Or at such other addresses as may be designated by the parties in writing.

        E. Specific Performance. The parties acknowledge that the subject matter of this Agreement (i.e. the business and assets of Hockley) is unique and that no adequate remedy at law would be available for breach of this Agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

        F. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be settled, at the request of either party, by binding arbitration conducted in Los Angeles in accordance with the then-existing rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof. The parties intend that this agreement to arbitrate shall be valid, enforceable, and irrevocable.

        G. Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party or their successors in interest without the prior written consent of all other parties hereto, and any such attempted assignment shall be void. Nothing in this agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this

        Agreement.

        H. Paragraphs and Other Headings. Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        I. Choice of Law. It is the intention of the parties that the laws of the State of Nevada should govern the validity of this Agreement, the construction of the terms and the interpretation of the rights and duties of the parties.

        J. No Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a continuing waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

        K. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

        L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        M. Time. Time is of the essence.


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
        IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement effective as of the day and year first written above.

FLOUR CITY INTERNATIONAL, INC.


By:     _______________________________
Name:   Michael Russo
Title:  President

GOLD MANOR  LIMITED


By:     _______________________________
Name:   _______________________________
Title:  _______________________________

DYNAMIC CHOICE ENTERPRISES


By:     _______________________________
Name:   _______________________________
Title:  _______________________________

WILSON INTERNATIONAL LIMITED


By:     _______________________________
Name:   _______________________________
Title:  _______________________________


________________________________________
                 John W.Y. Tang


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
                                   SCHEDULE A
               OWNERSHIP OF STOCK OF HOCKLEY INTERNATIONAL LIMITED



        1.     Gold Manor Limited                         15 Shares

        2.     Dynamic Choice Enterprises, Inc.           15 Shares

        3.     Wilson International Ltd.                  60 Shares

        4.     John W.Y. Tang                             10 Shares


                                       17